UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2005

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California 94306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 7, 2005, David B. Cooper, Jr., who currently serves as Senior Vice President, Finance, and Treasurer for Agilent Technologies, Inc. (the “Company”), also became the Company’s principal accounting officer. Prior to joining the Company, Mr. Cooper, 49, served as Senior Vice President and Chief Financial Officer of QRS Corporation from November 2003 to November 2004. He served as Chief Financial Officer of Avantgo, Inc. from August 2000 to February 2003. Mr. Cooper served as Chief Financial Officer of Powerbar, Inc. from August 1998 to May 2000. Mr. Cooper held a number of finance and management positions at various companies since 1978.

In connection with joining the Company on April 11, 2005, Mr. Cooper accepted the terms of the Company’s offer letter dated March 16, 2005, which provides the following compensation arrangement: (1) an annual base salary of $375,000; (2) a short-term target bonus of sixty percent (60%) of base salary; and (3) 12,000 shares available under the long-term performance program and a stock option grant for 68,500 shares. As Senior Vice President of Finance of Agilent, Mr. Cooper is required to attain an investment level in Agilent’s stock equal to three (3) times annual salary, including direct ownership of at least 10,000 shares of Agilent common stock. This stock ownership level must be attained by five years from the date of his appointment, April 2010. Mr. Cooper’s employment is at-will.

Effective as of June 7, 2005, Didier Hirsch will discontinue his service as the principal accounting officer of the Company but will remain Vice President and Controller of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ MARIE OH HUBER
Name:	Marie Oh Huber
Title:	Vice President, Assistant Secretary and
Assistant General Counsel

Date: June 7, 2005